Exhibit 10.7

BRIGHAM MINERALS, INC.

2019 LONG TERM INCENTIVE PLAN

FORM OF PERFORMANCE STOCK UNIT GRANT NOTICE

Pursuant to the terms and conditions of the Brigham Minerals, Inc. 2019 Long Term Incentive Plan, as amended from time to time (the “Plan”), Brigham Minerals, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of restricted stock units subject to performance-based vesting (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:

Date of Grant:

Award Type and Description:

Award of Restricted Stock Units subject to performance-based vesting that is granted pursuant to Section 6(e) of the Plan. This Award represents the right to receive shares of Stock in an amount up to     % of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement.

Following the Committee’s certification of the level of achievement with respect to the Performance Goals (defined below), a portion of the Target PSUs ranging from     % to     % of the Target PSUs shall be deemed “Earned PSUs.” Thereafter, your right to receive settlement of the Earned PSUs shall vest and become nonforfeitable upon your satisfaction of the continued employment or service requirements described below under “Service Requirement.”

Target Number of PSUs:	(the “Target PSUs”).

Performance Period:	(the “Performance Period Commencement Date”) through the earlier to occur of (i) or (ii) the consummation of a Change in Control (as applicable, the “Performance Period End Date”).

Performance Goals:	The “Performance Goals” are based on (i) the Company’s achievement with respect to absolute total stockholder return and (ii) in the Committee’s sole discretion, the Company’s achievement with respect to relative total stockholder return, in each case, as described in Exhibit B attached hereto.

Service Requirement:	Except as expressly provided in Section 3 of the Agreement, you must remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, from through to be eligible to receive settlement of any Earned PSUs.

Settlement:	Settlement of any Earned PSUs shall be made solely in shares of Stock, which shall be delivered to you in accordance with Section 4 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.

COMPANY

Brigham Minerals, Inc.

By:
Name:
Its:

PARTICIPANT

Name:

SIGNATURE PAGE TO

PERFORMANCE STOCK UNIT GRANT NOTICE

EXHIBIT A

PERFORMANCE STOCK UNIT AGREEMENT

This Performance Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Brigham Minerals, Inc., a Delaware corporation (the “Company”), and                      (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

1.    Award. In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent earned and vested, each PSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of shares of Stock that may be earned hereunder in respect of this Award may range from     % to     % of the Target PSUs. Unless and until the PSUs have become earned and vested in accordance with this Agreement, the Participant will have no right to receive any shares of Stock or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.

2.    Earning and Vesting of PSUs. Except as otherwise set forth in Section 3, the PSUs shall become Earned PSUs based on the extent to which the Company has satisfied the Performance Goals set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period as described in Exhibit B attached hereto. Any PSUs that do not become Earned PSUs shall be automatically forfeited. Once the number of Earned PSUs has been determined, the Participant must have satisfied the Service Requirement as set forth in the Grant Notice or pursuant to Section 3 in order for such Earned PSUs to vest and become nonforfeitable. Any Earned PSUs that do not vest and become nonforfeitable shall automatically be forfeited. Unless and until the PSUs have become Earned PSUs for which the Service Requirement has been satisfied in accordance with this Section 2 or Section 3, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs.

3.    Effect of Termination of Employment or Service; Change in Control.

(a)    Termination of Employment or Service Relationship due to Death, Disability or Retirement. Upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate (A) due to the Participant’s “Disability” (as defined below) or death or (B) due to the Participant’s “Retirement” (as defined below), in each case, that

Exhibit A-1

occurs prior to the Performance Period End Date, the Participant shall be deemed to have satisfied the Service Requirement with respect to the following number of PSUs:                     , and such PSUs shall remain outstanding and, subject to the satisfaction of the Performance Goals set forth in the Grant Notice, become Earned PSUs, which shall be eligible for settlement in accordance with Section 4.

(b)    Termination of Employment or Service Relationship by the Company other than for Cause or by the Participant for Good Reason. Upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate (A) by the Company or such Affiliate without “Cause” (as defined below) or (B) in the case of a Participant that is an officer or employee of the Company, by the Participant for “Good Reason” (as defined below), in each case, that occurs prior to the Performance Period End Date, then, provided that the Participant executes within the time provided to do so (and does not revoke within any time provided to do so) a release of all claims in a form acceptable to the Committee, then the Participant shall be deemed to have satisfied the Service Requirement with respect to the following number of PSUs:                     , and such PSUs shall remain outstanding and, subject to the satisfaction of the Performance Goals set forth in the Grant Notice, become Earned PSUs, which shall be eligible for settlement in accordance with Section 4.

(c)    Other Termination of Employment or Service. Except as otherwise provided in Section 3(a) or 3(b), upon the termination of the Participant’s employment or other service relationship with the Company or an Affiliate for any reason prior to the Performance Period End Date, any PSUs that are not Earned PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.

(d)    Change in Control. Upon the consummation of a Change in Control on or before the termination of the Participant’s employment or other service relationship with the Company or an Affiliate for any reason, then the Participant shall be deemed to have satisfied the Service Requirement with respect to the following number of PSUs:                     , and such PSUs shall, subject to the satisfaction of the Performance Goals set forth in the Grant Notice, become Earned PSUs, which shall be eligible for settlement in accordance with Section 4.

(e)    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified below:

(i)    “Cause” means “cause” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate, as in effect as of the Date of Grant, or, in the absence of such an agreement or definition, shall mean a determination by the Company in its sole discretion that the Participant has: (i) engaged in gross negligence or willful misconduct in the performance of the Participant’s duties with respect to the Company or an Affiliate, (ii) materially breached any material provision of any written agreement between the Participant and the Company or an Affiliate or corporate policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (iii) willfully engaged in conduct that is materially injurious to the Company or an Affiliate; or (iv) been convicted of, pleaded no contest to or received adjudicated probation or deferred adjudication in connection with, a felony involving fraud, dishonestly or moral turpitude (or a crime of similar import in a foreign jurisdiction).

Exhibit A-2

(ii)    “Disability” means “disability” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate, as in effect as of the Date of Grant, or, in the absence of such an agreement or definition, shall mean the Participant’s inability to engage in any substantial gainful activity (i) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Participant or (iii) as deemed by the Company if the Participant is determined to be disabled in accordance with a disability insurance program, provided that the definition of “disability” applied under such program complies with the requirements of Code Section 409A.

(iii)    “Good Reason” means “good reason” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate, as in effect as of the Date of Grant, or, in the absence of such an agreement or definition, shall mean (i) a material diminution in the Participant’s base salary or (ii) the relocation of the geographic location of the Participant’s principal place of employment by more than 50 miles from the location of the Participant’s principal place of employment as of the Date of Grant; provided that, in the case of the Participant’s assertion of Good Reason, (A) the condition described in the foregoing clauses must have arisen without the Participant’s consent; (B) the Participant must provide written notice to the Company of such condition in accordance with this Agreement within 45 days of the initial existence of the condition; (C) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice by the Company; and (D) the date of termination of the Participant’s employment or other service relationship with the Company or an Affiliate must occur within 90 days after such notice is received by the Company.

(iv)     “Retirement” means “retirement” (or a term of like import) as defined under the Participant’s employment, consulting and/or severance agreement with the Company or an Affiliate or, in the absence of such an agreement or definition, shall mean the termination of the Participant’s employment or other service relationship with the Company or an Affiliate due to the Participant’s voluntary resignation on or after attaining age 55 and completing 10 or more full years of service with the Company (or any predecessor) or an Affiliate.

4.    Settlement of Earned PSUs. As soon as administratively practicable following the Performance Period End Date, but in no event later than      days thereafter, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of shares of Stock equal to the number of Earned PSUs; provided, however, that any fractional PSU that becomes earned hereunder shall be rounded down at the time shares of Stock are issued in settlement of such PSU. No fractional shares of Stock, nor the cash value of any fractional shares of Stock, shall be issuable or payable to the Participant pursuant to this Agreement. All shares of Stock, if any, issued hereunder shall be delivered either by delivering one or more certificates for such shares of Stock to the Participant or by entering such shares of Stock in book-entry form, as determined by the Committee in its sole discretion. The value of shares of Stock shall not bear

Exhibit A-3

any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.

5.    Tax Withholding. To the extent that the receipt, attainment of retirement age, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, shares of Stock (including previously owned shares of Stock, net settlement, net early settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares of Stock otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement, net early settlement or the surrender of previously owned shares of Stock, the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares of Stock and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.

6.    Non-Transferability. During the lifetime of the Participant, the PSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Common Stock underlying the PSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the PSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

7.    Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the shares of Stock may then be listed. In addition, shares of Stock will not be issued

Exhibit A-4

hereunder unless (a) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of such issuance with respect to the shares of Stock to be issued or (b) in the opinion of legal counsel to the Company, the shares of Stock to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder will relieve the Company of any liability in respect of the failure to issue such shares of Stock as to which such requisite authority has not been obtained. As a condition to any issuance of shares of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.

8.    Legends. If a stock certificate is issued with respect to shares of Stock issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the shares of Stock are then listed. If the shares of Stock issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.

9.    Rights as a Stockholder; Dividend Equivalents.

(a)    The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement (including Section 9(b)).

(b)    Each PSU subject to this Award is hereby granted in tandem with a corresponding dividend equivalent (“DER”), which DER shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the PSU to which the DER corresponds. Each vested DER entitles the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any dividends paid by the Company in respect of the share of Stock underlying the PSU to which such DER relates. The Company shall establish, with respect to each PSU, a separate DER bookkeeping account for such PSU (a “DER Account”), which shall be credited (without interest) on the applicable dividend payment dates with an amount equal to any dividends paid during the period that such PSU remains outstanding with respect to the share of Stock underlying the PSU to which such DER relates. Upon the date that the PSU becomes an Earned PSU for which the Service Requirement has been satisfied, the DER (and the DER Account) with respect to such Earned PSU shall become vested. Similarly, upon the forfeiture of a PSU, the DER (and the DER Account) with respect to such forfeited PSU shall also be forfeited. DERs shall not entitle the Participant to any payments relating to dividends paid after the earlier to occur of the date that the applicable Earned PSU is settled in accordance with Section 4 or the

Exhibit A-5

forfeiture of the PSU underlying such DER. Payments with respect to vested DERs shall be made as soon as practicable, and within      days, after the date that such DER vests. The Participant shall not be entitled to receive any interest with respect to the payment of DERs.

10.    Execution of Receipts and Releases. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Earned PSUs.

11.    No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.

12.    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address for the Participant indicated on the signature page to this Agreement (as such address may be updated by the Participant providing written notice to such effect to the Company). Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.

13.    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.

Exhibit A-6

14.    Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

15.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.

16.    Severability; Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

17.    Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.

18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

19.    Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

Exhibit A-7

20.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

21.    Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.

22.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to comply with the Nonqualified Deferred Compensation Rules or an exemption therefrom and shall be construed and interpreted in accordance with such intent. To the extent that the Committee determines that the PSUs do not qualify for an exemption from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

Exhibit A-8

EXHIBIT B

PERFORMANCE GOALS FOR PERFORMANCE STOCK UNITS

The performance goals for the PSUs shall be based on (i) the Company’s absolute total stockholder return (“Absolute TSR”) annualized for the Performance Period and (ii) in the Committee’s sole discretion, the relative total stockholder return (“Relative TSR”) ranking of the Company as compared to the Company’s Performance Peer Group during the Performance Period.

Exhibit B-1